UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023 (July 5, 2023)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
     (713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) Election of Somer Webb to the Board of Directors

On July 5, 2023, pursuant to the authority granted to the Board of Directors (the “Board”) by the Amended and Restated Bylaws of Carriage Services, Inc. (“Carriage” or the “Company”), the Board increased the size of the Board from six to seven directors, and upon the recommendation of the Corporate Governance Committee, elected Somer Webb to serve as a Class I Director until the Company’s 2024 annual meeting of shareholders. The Board has determined that Ms. Webb qualifies as an “independent” director of the Company under the applicable New York Stock Exchange listing standards. Ms. Webb was appointed to serve each of the Audit and Corporate Governance Committees, along with being appointed Chair of the Compensation Committee in connection with the current Compensation Committee Chairman, Barry K. Fingerhut, stepping down as Chair of the Committee, effective July 5, 2023. There are no family relationships between Ms. Webb and any directors or officers of the Company, and there have been no transactions, nor are there any proposed transactions, between the Company and Ms. Webb that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Ms. Webb has over 15 years of financial leadership experience, along with extensive experience in financial planning and analysis, M&A, and driving organic growth through business intelligence insights. Ms. Webb currently serves as Chief Financial Officer (“CFO”) of Solo Brands, Inc., a publicly traded, direct-to-consumer platform company for rapidly growing outdoor and lifestyle brands. Prior to her CFO appointment in May 2022, Ms. Webb was previously CFO for Kent Outdoors, a sporting goods manufacturer, from January 2022 to May 2022. Prior to Kent Outdoors, Ms. Webb spent six years with Worldwide Express, a global logistics provider, where she held a variety of roles of increasing responsibility beginning in 2016 and ultimately served as CFO from February 2019 to January 2022. Before joining Worldwide Express, Ms. Webb held leadership positions at Southwest Airlines, DaVita Healthcare Partners, Match Group, Amazon, and Yum Brands. Ms. Webb holds a B.B.A. in Management Information Systems from Baylor University and an M.B.A. from The University of Texas at Arlington.

Concurrently with the election, the Board granted Ms. Webb 769 shares of the Company’s common stock under the Company’s Director Compensation Policy applicable to non-employee directors as described in Exhibit 10.2 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2023, which was valued at approximately $25,000 based on the closing price on July 5, 2023.

ITEM 7.01 REGULATION FD DISCLOSURE.

On July 5, 2023, the Company issued a press release announcing the election of Ms. Webb as a member of the Board. The press release is attached hereto as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated by reference therein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Item 7.01 of this Current Report on Form 8-K and the exhibit furnished hereto contain forward-looking statements regarding the Company and cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
The following are furnished as part of this Current Report on Form 8-K:
(d) Exhibits.

Exhibit	Description

99.1	Press Release of Carriage Services, Inc., dated July 5, 2023.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: July 5, 2023	By:	/s/ Steven D. Metzger
Steven D. Metzger
President and Secretary

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release of Carriage Services, Inc., dated July 5, 2023.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL